Exhibit 99.1

Mobix Labs Announces Mid-Quarter Business Update

-Mobix Labs projects greater than 250% revenue growth over prior quarter-

-Expanding customer base and successful implementation of its merger and acquisition strategy-

IRVINE, Calif. – (BUSINESS WIRE) – Mar. 11, 2024 – Mobix Labs, Inc. (Nasdaq: MOBX), a fabless semiconductor company developing disruptive next-generation connectivity solutions that span from wired to wireless solutions, including 5G, today announced a mid-quarter business update.

Keyvan Samini, President and CFO of Mobix Labs, commented: “Mobix Labs anticipates a significant increase in revenue, projecting 250% growth from the previous quarter. This increase can be attributed to several factors, including an expanding customer base as a result of our recent acquisition of EMI Solutions. EMI has already demonstrated promising results, contributing substantially to our anticipated revenue growth. We anticipate surpassing the $1 million mark in revenue this quarter, a testament to the immediate traction gained from EMI’s offerings, and successful execution of our merger and acquisition strategy.”

“The demand for Mobix Labs’ filtered connectors, flex assemblies, and filter inserts remains robust, particularly driven by key programs such as the Tomahawk and Javelin Missile Systems, as well as the Abrams Tank Army contract,” said Fabian Battaglia, CEO of Mobix Labs. “We are extremely satisfied with the Company’s rapid revenue growth, achieved just three months after our initial public offering, and we are dedicated to increasing revenue and enhancing cash flow through both organic growth initiatives and a robust merger and acquisition strategy.”

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about projected revenue for the quarter, demand for Mobix Labs’ products, increasing revenue and enhancing cash flow, and robust merger and acquisition strategy, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. As a result of a number of known and unknown risks and uncertainties, the actual results or performance of Mobix Labs may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include the inability to deliver parts into the Navy’s Tomahawk Missile program, guidance system parts in connection with the U.S. Army’s Javelin Missile program, electromagnetic interference assemblies as part of the U.S. Army’s M-1 Abrams Tank program and to develop technology in connection with the systems provided by RaGE Systems to its customers; the inability to meet future capital requirements and risks related to Mobix Labs’ ability to raise additional capital; the risk that Mobix Labs is unable to successfully commercialize its products and solutions, or experience significant delays in doing so; the risk that Mobix Labs may not be able to generate income from operations in the foreseeable future; the risks concerning Mobix Labs’ ability to continue as a going concern; the inability to maintain the listing of Mobix Labs’ securities on Nasdaq; the risk that the price of Mobix Labs’ securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which Mobix Labs operates, variations in performance across competitors, changes in laws, regulations, technologies, the global supply chain, and macro-economic and social environments affecting Mobix Labs’ business and changes in the combined capital structure; the risk that Mobix Labs experiences difficulties in managing its growth and expanding operations; the risk that Mobix Labs may not be able to consummate planned strategic acquisitions, or fully realize anticipated benefits from past or future acquisitions or investments; the risk that litigation may be commenced against Mobix Labs; the risk that Mobix Labs’ patent applications may not be approved or may take longer than expected, and Mobix Labs may incur substantial costs in enforcing and protecting its intellectual property; Mobix Labs’ reliance on a limited number of customers and retaining those customers; the impact of health epidemics, such as the COVID-19 pandemic, on Mobix Labs’ business and industry and the actions Mobix Labs may take in response thereto and to other geopolitical concerns; and in some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on February 20, 2024, and in any subsequent filings with the SEC. All information provided in this press release is as of the date of this press release, and Mobix Labs undertakes no duty to update such information, except as required under applicable law.

About Mobix Labs, Inc.

Based in Irvine, California, Mobix Labs is a fabless semiconductor company delivering mmWave 5G and C-Band wireless solutions and delivering connectivity and filtering products for next-generation communication systems supporting the aerospace, military, and high-reliability markets. The Company’s True Xero active optical cables are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. The Company’s electromagnetic filtering products are used in military and aerospace applications. These technologies are designed for large and rapidly growing markets where there are increasing demands for higher-performance communication and filtering systems that utilize an expanding mix of both wireless and connectivity technologies. More information on the company can be found by visiting http://www.mobixlabs.com or by following us on X @MobixLabsInc and LinkedIn.

Media Contact:

Jeff Fox, The Blueshirt Group
jeff@blueshirtgroup.com
415-828-8298

Investor Contact:

Lori Barker, The Blueshirt Group
lori@blueshirtgroup.com
408-313-7630

Source: Mobix Labs, Inc.